EXHIBIT 1A-4

TO THE OFFERING CIRCULAR

SUBSCRIPTION AGREEMENT

FOR THE DIRECT TRANSFER OF UNITS

By signing this Subscription Agreement (the “Agreement”), you, the purchaser (the “Subscriber”) identified on the signature page of this Agreement, are acknowledging that you have read the offering circular dated November 30, 2017 and filed with the SEC (the “Offering Circular”) to which this Agreement is attached as an exhibit, and you have reviewed the materials pertaining to the California limited liability company, Opening Night Enterprises, LLC (the “Company”), including the Company’s “Operating Agreement” which exists as Exhibit 2 to the Offering Circular. By executing this Agreement, the Subscriber is attesting that he/she/it understands the nature of the Company and the terms of this proposed sale of Units (the “Offering”) and that the Subscriber is willing to invest in the Company the sum (the “Commitment”) that the Subscriber indicates on page 15 of this Agreement below. The Company is hereby offering up to One Hundred Thousand (100,000) non-managing membership interests (the “Units”) in the Company for sale at a price of Five Hundred Dollars U.S. ($500.00) per Unit. The Company offers the Units on the terms and in the manner described hereunder. The Subscriber understands and agrees that upon completing this Agreement and paying the Commitment, it shall thereafter be within the sole discretion of the Company as to whether or not the Company ultimately accepts or denies the subscription and the Commitment and if and when the Company accepts the subscription and accompanying Commitment, the Subscriber will receive a copy of this executed Agreement as evidence that it has become a member of the Company and said Subscriber will have become a “Member” or “Investor Member”.

This Offering is being conducted pursuant to the rules for Tier 2 offerings under Regulation A.  Regulation A was enacted by the Securities and Exchange Commission (the “SEC”) to exempt certain limited-size public offerings from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).  Subscribers must either be “Accredited Investors” (as described more fully below) or be able to represent herein that the amount to be invested does not exceed 10% of the greater of their annual income or net worth (for natural persons); or annual revenue or net assets (for non-natural persons).

IMPORTANT INVESTOR NOTICES
PLEASE READ CAREFULLY BEFORE SIGNING

BY ENTERING INTO THIS AGREEMENT, SUBSCRIBERS ARE REPRESENTING THAT THEY UNDERSTAND THE FOLLOWING RISKS: THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, THE SUBSCRIBERS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID SINCE THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SALE OF THE SECURITIES IN THIS OFFERING, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP IN THE NEAR FUTURE IF EVER.

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THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OR ANY STATE SECURITIES OR SO-CALLED “BLUE SKY LAWS”.  ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SEC, THAT OFFERING STATEMENT DOES NOT INCLUDE ALL OF THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT.  THE SECURITIES BEING SOLD HEREUNDER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO THE SUBSCRIBERS IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.  IN ADDITION, THE SECURITIES ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL PROVISIONS (SET FORTH BELOW AND IN THE COMPANY’S OPERATING AGREEMENT) AND ANY UNAPPROVED TRANSFERS MAY BE STOPPED BY THE COMPANY OR ITS TRANSFER AGENT.

THE SUBSCRIBERS WHO DO NOT QUALIFY AS “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(g) OF THE SECURITIES ACT.  THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES MADE BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY THE SUBSCRIBERS IN CONNECTION WITH THIS OFFERING.

THE SUBSCRIBERS MAY NOT TREAT THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, THE OFFERING STATEMENT, INCLUDING THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILIBLE ONLINE OR PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS, IF ANY) AS INVESTMENT, LEGAL OR TAX ADVICE.  IN MAKING AN INVESTMENT DECISION, THE SUBSCRIBERS MUST RELY ON THEIR OWN PROFESSIONAL ADVISORS, AND THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.  EACH SUBSCRIBER SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER IMPLICATIONS AND RELATED MATTERS CONCERNING THE SUBSCRIBER’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.  THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  THE SUBSCRIBERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE SUBSCRIBERS IN CONNECTION WITH THIS OFFERING.  NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THECOMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING, AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, ANY PROSPECTIVE INVESTMENT BY A SUBSCRIBER IN THE SECURITIES, OR TO ALLOT TO ANY SUBSCRIBER LESS THAN THE AMOUNT OF SECURITIES SUCH SUBSCRIBER DESIRES TO PURCHASE.

EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR RESPECTIVE DATES.  NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.  ALL INFORMATION PROVIDED HEREIN BY SUBSCRIBERS FOR DETERMINING PURCHASER QUALIFICATIONS WILL BE KEPT STRICTLY CONFIDENTIAL.  THE COMPANY IS RELYING UPON THE ACCURACY AND COMPLETENESS OF THE SUBSCRIBER’S REPRESENTATIONS, WARRANTIES, AND OTHER INFORMATION PROVIDED IN THIS AGREEMENT.

1.     Subscription:

(a)     The Subscriber hereby commits to purchase _____________ Units of the Company (must subscribe to a minimum of 1 Unit), at a purchase price of $500.00 per Unit, for a total purchase price of $_____________________, upon the terms and conditions set forth herein (the or this “Subscription”).  The total purchase price for the Subscription is payable in the manner provided in Section 3 below.  The Units being subscribed for under this Agreement are sometimes referred to herein as the “Securities.”

(b)     The Subscriber understands that the Securities are being offered pursuant to the Form 1-A, Regulation A Offering Statement, including an Offering Circular and attached Operating Agreement.  A full description of the Securities and the Offering is set forth in the Offering Circular and accompanying Operating Agreement.  By subscribing to the Offering, the Subscriber acknowledges that he/she/it has received and reviewed a copy of the Offering Circular, Operating Agreement and any other information requested by the Subscriber in writing to make an investment decision with respect to the Securities.

(c)     This Subscription may be accepted or rejected, in whole or in part, by the Company in its sole discretion.  In addition, the Company, in its sole discretion, may allocate to the Subscriber only a portion of the number of Units subscribed for.  The Escrow Agent (as defined in Section 3 below) will notify the Subscriber via e-mail in each of the following instances: (i) when the Subscriber’s Closing Documents (as defined in Section 3 below) are received; (ii) when the Subscriber’s Commitment sums are received; and (iii) if and when the Subscriber’s Subscription is accepted (whether in whole or in part) or rejected.  In the event that the Subscription is accepted, the Escrow Agent shall also e-mail the Subscriber a copy of the duly executed Agreement.  If the Subscription is rejected, the Subscriber’s payment (or portion thereof if partially rejected) will be returned to him/her/it without interest and all of the Subscriber’s obligations hereunder shall terminate except with respect to any portion of the Commitment and accompanying Units successfully subscribed for.

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(d)     The maximum number of shares of the Company’s Units that may be sold in this Offering shall not exceed 100,000 (the “Maximum Units”).  The Company may accept subscriptions until the earlier of: (1) Sale of the Maximum Units; (2) twelve months from the date that the Offering is qualified by the SEC, unless extended by the Company in its sole discretion in accordance with applicable SEC regulations for such additional period as may be sought to sell the Maximum Units (the “Termination Date”).  Once accepted, the Company may immediately use the proceeds from this Subscription for its business needs, in its sole discretion.  The Company may elect to set an earlier Termination Date and end the Offering.  No minimum number of Units is required to be sold.

(e)     In the event of a rejection of this Subscription in its entirety, or in the event the sale of the Units (or any portion thereof) to the Subscriber is not consummated for any reason, this Agreement shall have no force or effect, except for Sections 7, 8 and 9 hereof, which shall remain in force and effect.

(f)     The terms of this Agreement shall be binding upon the Subscriber and its permitted transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Subscriber shall have complied with the Transfers of Interests provisions set forth under Section 2 below and Transferee shall have executed and delivered to the Company, in advance, an agreement acceptable to the Company, in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of the Subscriber and the terms of this Agreement.

2.     Transfers of Interests in the Company: The Subscriber agrees not to transfer or assign this Agreement, or any of its interest herein, and further agrees that the assignment and transfer of the Units acquired pursuant hereto shall be made only in accordance with the Operating Agreement (if permitted thereby) and all applicable laws.  By subscribing to the Offering and executing this Agreement, the Subscriber (and, if the Subscriber is purchasing the Units subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) hereby agrees to comply with the provisions set forth in Article VIII (ASSIGNMENT OF INTERESTS IN THE LIMITED LIABILITY COMPANY) of the Company’s Operating Agreement, a copy of which is attached to the Offering Circular as Exhibit 2 and incorporated herein by reference, for any nonexempt transfer described therein, for as long as such provisions therein remain in effect.

3.  Subscription and Withdrawal: Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to invest in Units and agrees to become a non-managing Member (as defined in the Operating Agreement at Article I [GLOSSARY]) of the Company with the membership interest described at section 5 herein, and in the Operating Agreement, to which such Units entitle it. The Investor hereby tenders to the Company the Commitment in the form of a ACH, wire or check made payable to “Prime Trust, LLC as Escrow Agent for Investors in Opening Night Enterprises LLC” and electronically executed copies of the Investor Questionnaire, the Operating Agreement, this Agreement and any additional Purchaser Representative Questionnaire and/or Certificate of Corporate Resolution as may be necessary (hereinafter collectively referred to as the “Closing Documents”). The Subscription funds will be held in a segregated escrow account managed by the third party escrow agent, Prime Trust, LLC (the “Escrow Agent”). In the event that the Subscriber’s Subscription is not accepted all documents and funds delivered by the Subscriber will be returned promptly to it without deduction. In the sole discretion of the Company, less than the full number of Units subscribed for by the Subscriber may be accepted, whereupon the excess funds tendered by the Subscriber will be returned promptly.

(a)          It is understood that this Subscription is not binding unless and until it is accepted by the Company who may withdraw this offer of membership interest (“Withdrawal”) by providing the Escrow Agent with notice of its intent in accordance with the notice provisions hereof.  Additionally, Subscriber may fail to qualify as an investor in accordance with the terms and conditions of Regulation A, Tier 2 as described elsewhere herein.  In the event that the Subscriber fails to qualify as an investor under Regulation A, Tier 2 protocols, then the Subscriber’s Commitments (or the non-qualifying portions thereof, at the discretion of the Company and in accordance with SEC protocols and regulations) shall be returned to Subscriber without interest.  The Subscriber also understands and agrees that its subscription for Units shall not be deemed binding upon the Company unless and until the Commitments are disbursed (following Company approval of the Subscription) to the Company’s bank account(s).

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(b)          In the event that the Subscription is accepted by the Company, the Subscriber shall receive notice and evidence of the digital entry of the number of the Securities owned by the Subscriber.  Unit certificates will not be used or provided to the Subscriber, however, the Subscriber shall receive, via e-mail, a digital copy of the duly executed Agreement memorializing the value and number of Units subscribed-for.  If the Subscriber’s Subscription is rejected, the Subscriber will be notified via e-mail and funds will be returned to the Subscriber within 30 days of such rejection subject to Subscriber’s provision of timely and accurate banking information to the Escrow Agent.

(c)          In order to complete a Subscription hereunder, Subscriber must submit completed, executed copies of the Closing Documents, along with the full balance of the Commitment.  Furthermore, one of the Closing Documents is the Operating Agreement, which will only be issued in the name of, and delivered to, the Subscriber, and the Subscriber agrees to comply with the terms of the Operating Agreement and this Agreement, and to execute any and all further documents necessary in connection with its becoming a non-managing Member of the Company.

(d)          The Subscriber agrees that he/she/it may not cancel, terminate or revoke this Agreement, the Operating Agreement or any agreement of the Subscriber makes hereunder and that this Agreement and the Operating Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors and assigns.

4. Objectives of This Offering; Immediate Use of Funds Disclaimer: The purpose of this Offering is to raise enough operating capital for the Company to allow it to produce and sell the television series (the “Series”) and the third party musicals (the “Musicals”) (each described in greater detail in the Offering Circular at DESCRIPTION OF BUSINESS, generally), which the Company will be promoting in the Series. However, as described in greater detail in the Offering Circular (see the Offering Circular at DESCRIPTION OF BUSINESS, “Television Series and Theatrical Industry” and at MANAGEMENT’S DISCUSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS “Plan of Operations”), the success of Company’s business is predicated on producing and securing major third party distribution for the Series and thereafter on producing and successfully staging the Musical productions. Therefore, the most immediate need of the Company is the instant securing of production financing for the Series, which the Company will then be able to entice network, major SVOD providers and others to distribute (without those distributors having to risk their own resources on production). To this end, the Company has identified several musical properties which it wishes to start producing the Series’ competition around upon receipt of first accessible funds. As time is of the essence and Company will need to access the Commitments immediately, this Offering is NOT making use of contingencies (i.e. as either a so-called “mini-max” nor “all or nothing” offering), which are often invoked for the protection of investor interests, particularly with respect to investments in start-up ventures.

THIS OFFERING IS NOT STRUCTURED AS EITHER AN ‘ALL OR NOTHING’ OR ‘MINI-MAXI’ OFFERING AND THEREFORE, AN INVESTOR’S INVESTMENT COULD POTENTIALLY BE ACCEPTED AND USED BY THE COMPANY EVEN IF THE COMPANY NEVER ACTUALLY SECURES THE NECESSARY FUNDS TO ENABLE IT TO PERFORM ITS MINIMAL BUSINESS OPERATIONS AS CONTEMPLATED HEREIN.  IF SUCH AN EVENT OCCURS, THE INVESTOR WILL HAVE LOST ALL OF THEIR COMMITMENT AND THE COMPANY’S BUSINESS WILL NEVER EVEN HAVE BEEN CAPITALIZED TO THE EXTENT NECESSARY TO ALLOW IT TO PROPERLY UNDERTAKE ITS BUSINESS OPERATIONS AS CONTEMPLATED HEREIN.

Because this Offering has no minimum closing amount, the Company, in its sole discretion, will determine, subject to the terms and conditions of this Agreement, when each Subscriber’s Commitment will be disbursed to the Company and the Commitment will then be invested by the Company in the manner that it deems most effective in furtherance of its business purposes as discussed in the Offering Circular.  The disbursed Commitments shall be non-recoupable if the Company fails to fully capitalize or in the event that this Offering fails or terminates for any reason at any time.

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5. Description of Units: Units are granted at the discretion of the Company and they shall not be offered for less than Five Hundred Dollars U.S.($500.00) per Unit under this Offering.  The Units will confer upon the Investor Members the rights of a Member but not those of a Manager (each as defined in the Operating Agreement at Article I [GLOSSARY]).  These Units are being offered for the purposes of financing the development and initial business operations of the Company, including but not limited to helping the Company produce, license and/or sell the Series, as further described in the Offering Circular.  The Units will only be offered to a limited number of potential equity Subscribers.  The Company does not presently anticipate needing to engage in subsequent rounds of equity offerings in order to raise additional funds for the business’ operations.  If the Company were to engage in any such subsequent offerings of equity to private investors, it is anticipated that such offerings would utilize similar classes (or likely the same class) of Units bearing analogous and/or less favorable anti-dilution protocols, though such future classes of Units may also bear more favorable voting, dilution and/or other terms, however, all such determinations will remain at all times at the full discretion of the Company pursuant to the needs of the Company.  In addition to whatever ownership and income interests they represent, the Units being offered hereunder, have the following attributes:

(a)          Although there is no future investment requirement as a result of investing in the Units, in the event that any future issuances of new Units in the Company are made to accredited investors or other qualifying investors in exchange for cash investments, the then-extant Subscriber members shall have a right of first refusal to invest in the new Units at the then-prevailing offering price in an amount which allows each such Unit to maintain its former value in terms of its “Interest” (as defined in the Operating Agreement at Article I [GLOSSARY]) (i.e. its percentage of Company ownership).  Without limitation to the foregoing and strictly for the avoidance of doubt, the effect of the foregoing right of first refusal shall be such that an Investor Member who secured Units hereunder shall be able to maintain the ownership interest in the Company that it had following the close of this Offering in the event that any future such offering(s) create new Units that would otherwise dilute the existing Investor Members’ Interests.

(b)          In addition to the foregoing right of first refusal, Investor Members who successfully invest under this Offering will also have an analogous right of first refusal to purchase similar ownership interests in any future companies or other legal entities created for future seasons of the U.S. version of the Series.

(c)          Notwithstanding anything to the contrary contained herein, the aforementioned rights of first refusal will only inherit with respect to offerings made to other individual private investors investing cash for equity and not to third parties in furtherance of necessary business relationships or perceived business advantages.  Additionally, the aforementioned rights of first refusal shall also be subject to the following limitations: (1) The rights of first refusal will not apply to Units that are given in exchange for in-kind or other non-monetary Commitments to Managers (as defined in the Operating Agreement at Article I [GLOSSARY]) or other parties; (2) the purchase of such future Units or other ownership interests shall be subject to availability based on residency of the Subscriber and any changes in the securities or other relevant laws which would make sale to the existing Investor Member impossible or not economically or otherwise feasible; (3) the right of first refusal shall also be subject to the Subscriber’s qualification for investment under the terms of the subsequent offering – by way of example but not limitation, if the subsequent offering is made under Regulation D, Rule 506(b), then it may be limited to accredited investors and some or many of those investors qualifying under the terms of this Regulation A, Tier 2 Offering would not be allowed to invest in the subsequent offering and therefore, their rights of first refusal hereunder would have no effect; and (4) the rights of first refusal shall not apply to sales of future Units or other ownership interests that are being made to potential business partners and/or the following, whether or not those Units are being given in exchange for monetary or non-monetary Commitments: Banks, venture capital companies, or other institutional or licensed lenders or financiers; television networks or other potential Series distributors; stage companies, theaters or other potential theatrical exhibitors or exhibition companies; television, film or other development or production companies; hosts, producers, executive producers, directors, writers, composers, designers or other potential talent involved with the Series or one or more of the Musicals; brands that might sponsor, be or become affiliated with the Series or one or more Musicals; existing or potential Managers or managing-Members; or other such existing or potential Series or Musical affiliates, whether they are receiving such Units in exchange for monetary or non-monetary commitments.

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(d)          This right of first refusal will entitle the Investor Members taking Units under this Offering to receive a notice of the terms and conditions of any future offering of equity by the Company subject to the limitations set forth immediately above.  These notices will be sent to the Investor Members at least Ten (10) Business Days prior to the sale of such new Units to any new potential investors.  At the expiration of that period, or in the event that the Investor Members indicate that they do not wish to make any such further investments in the Company, the opportunity will be opened up to new potential investors on the same terms as were offered to the Investor Members. All such offerings of equity investment in the Company will be subject to availability.  Each Investor Member’s rights of first refusal will be held proportionately with their respective existing percentage of ownership of the Company.

(e)          The various rights of preemption, first offer, etc. described in this Section 5(a)-(e) may not be effective with respect to issuances of new classes of Units which are offered to persons and/or entities with which Company has certain business or strategic relationships provided such issuances are for other than primarily equity financing purposes.  Similarly, the various rights of preemption, first offer, etc. described in this Section 5(a)-(e) may not be effective with respect to issuances of new classes of Units which are offered to financial institutions, underwriters or lenders in connection with commercial credit arrangements, presale financing, completion bond or other loan guarantors, or project financing generally, provided that such issuances are for other than primarily equity financing purposes.

(f)          Subject to the terms of the distribution waterfall set forth in the Offering Circular (see Offering Circular at SECURITIES BEING OFFERED “Distributions”) and further subject to any future offerings of equity investor Units, the Investor Members shall collectively maintain a Fifty Percent (50%) interest in the profits of the Company. This interest shall remain at 50% regardless of the actual number of equity investor Units allocated.

(g)          The Units shall be non-managing Membership Interests, with all of the rights and powers described as inheriting to non-Manager Members in the Operating Agreement.

6.     Representations and Warranties of the Company: The Company represents and warrants to the Subscriber that the following representations and warranties are true and complete in all material respects as of the date of the Offering Circular.

(a)     Organization and Standing: The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California.  The Company has all requisite power and authority to own and operate its properties and assets and to execute and deliver this Agreement, the Operating Agreement and any other agreements or instruments required hereunder to the Subscriber.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)     Issuance of the Securities: The issuance, sale and digital delivery of the Securities in accordance with this Agreement have been duly authorized by all necessary actions on the part of the Company.  The Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable.

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(c)     Authority for Agreement: The acceptance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, are within the Company’s powers and have been duly authorized by all necessary actions on the part of the Company.  Upon the Company’s acceptance of this Agreement, it shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)     No Filings: Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 7 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Agreement except: (i) for such filings as may be required under Regulation A of the Securities Act, or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption, or the failure to give any such notice or make any filing or registration, would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)     Financial Statements: Complete copies of the Company’s audited financial statements, describing the financial position of the Company since its formation in 2017, and the related audited Balance Sheet, Statement of Income, Statement of Cash Flows for the aforementioned period, as well as Statement of Members’ Equity for the Company (collectively, the “Financial Statements”) are attached to the Offering Circular (see, Offering Circular, at PART F/S).  The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the respective periods indicated.  Cashuk, Wiseman, Goldberg, Birnbaum & Salem, LLP, which has audited the Financial Statements as of June 30, 2017, is a licensed certified public accounting firm and an independent accounting firm as defined by the rules and regulations adopted by the SEC.

(f)     Proceeds: The Company shall use the proceeds from the issuance and sale of the Securities sold in the Offering as set forth in the “Use of Proceeds to Issuer” section of the Offering Circular.

(g)    Litigation: There is no threatened or pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing: (i) against the Company, or (ii) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

7.     Representations and Warranties of the Subscriber: By subscribing to the Offering, the Subscriber (and, if the Subscriber is purchasing the Units subscribed-for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) represents and warrants as follows, which representations and warranties are true and complete in all material respects as of the date of this Agreement:

(a)     Requisite Power and Authority: The Subscriber has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement and the Operating Agreement, to grant all rights granted by Subscriber herein and to perform all of its duties and obligations as set forth herein. All actions on the Subscriber’s part required for the lawful subscription to the Offering have been or will be effectively taken on or prior to the date of this Agreement.  Upon subscribing to the Offering, this Agreement and the Operating Agreement will constitute valid and binding obligations of the Subscriber, enforceable in accordance with their terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

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 (b)     Company Information: The Subscriber has had an opportunity to review this Agreement, the Operating Agreement, the Offering Circular, and their respective exhibits, including but not limited to the Company’s Financial Statements, and the Subscriber has had an opportunity to discuss the Company’s business and financial affairs with managers, officers and others in charge of the Company and has had the opportunity to review the Company’s operations and facilities, to the extent the Subscriber has desired or requested in writing.  The Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management team regarding the terms and conditions of this Subscription.  The Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to the Subscriber, or to the Subscriber’s advisors or representatives, by the Company or others with respect to the business or prospects of the Company or its financial condition, nor have any such additional or alternative representations or warranties been made by the Company or its agents with respect to the proposed business of the Company, the deductibility of any item for tax purposes, and/or the economic, tax, or any other aspects or consequences of a purchase of Units, and that Subscriber has not relied upon any information concerning the Offering, written or oral, other than that contained in this Agreement, the Operating Agreement, the Offering Circular, and their respective exhibits.  The Subscriber shall only rely upon its own judgment and/or its professional advisors in making its investment decision.

(c)     Investment Experience: The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Securities, and to make an informed decision relating thereto, or alternatively, the Subscriber has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Securities, and to make an informed decision relating thereto.

(d)     The Subscriber’s Determination of Suitability: The Subscriber has been advised to seek independent advice from its professional advisors relating to the suitability of an investment in the Company in view of Subscriber’s overall financial needs and with respect to the legal and tax implications of such investment and it has done so or Subscriber has knowingly foregone his/her/its right to do so.  The Subscriber has evaluated the risks of an investment in the Securities, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the Offering is a suitable investment for the Subscriber based upon its investment objectives and financial needs.  The Subscriber has adequate financial resources for an investment of this character, and the Subscriber understands that the Subscriber could bear a complete loss of the Subscriber’s investment in the Company.  Specifically, as required by Regulation A, the Subscriber hereby represents and warrants that either: (i) it is an “accredited investor” as that term is defined in Section 501 of Regulation D promulgated under the Securities Act, or (ii) the amount of its investment in the Company does not exceed 10% of the greater of its annual income or net worth (for natural persons); or annual revenue or net assets (for non-natural persons).

(e)     No Registration: The Subscriber understands that the Securities are being offered pursuant to an exemption from registration under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties, and those of the other purchasers of the Units in this Offering.  The Subscriber further understands that the Securities are not being registered under the securities laws of any states because a Tier 2 offering under Regulation A preempts such laws.  Any future sales or transfers of the Securities are subject to the terms and conditions set forth in Article VIII (ASSIGNMENT OF INTERESTS IN THE LIMITED LIABILITY COMPANY) of the Company’s Operating Agreement, as well as applicable federal and state securities laws applicable at the time of any future offer or sale.

(f)     Illiquidity and Continued Economic Risk: The Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee or expectation that a market for their resale will ever develop and exist.  The Company has no obligation to list any of the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating the trading or resale of the Securities.  The Subscriber may have to bear the economic risk of this investment indefinitely, and the Subscriber acknowledges that he/she/it is able to bear the economic risk of losing his/ her/its entire investment in the Securities.

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 (g)     Accredited Investor Status or Investment Limits: The Subscriber represents that his/her/its representations and information set forth in the Investor Questionnaire and the signature pages that follow (which are hereby incorporated herein by reference) are true and complete.  The Subscriber represents that to the extent he/she/it has any questions with respect to its status as an accredited investor, or the application of the investment limits, he/she/it has sought independent professional advice.

(h)     Subscriber Information: Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide any further information needed in connection with this Subscription.

(i)     Valuation: Because of the number of intangible factors impacting the value of small, privately held companies as well as the highly unique nature of the Company’s proposed operations/ventures and the extremely new nature of the Company itself, the Company has decided not to undergo a formal valuation process at this time.  The Subscriber understands that the price of the Units to be sold in this Offering was arbitrarily set by the Company on the basis of the Company’s projected operational needs and is therefore highly speculative, accordingly no warranties are made by the Company as to its fair market value.  The Subscriber further acknowledges that while no future offerings of Company securities are presently contemplated, were such future offerings of securities to eventuate at lower valuations than the current Unit valuations, then the Subscriber’s investment would bear a lower valuation, and the Subscriber’s ownership interests may thereby be diluted.

(j)     Domicile: The Subscriber maintains its domicile (and is not a transient or temporary resident) at the address provided at the end of this Agreement, which shall promptly be updated by the Subscriber in the future upon any change thereof.

(k)    Foreign Subscribers: If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Subscriber’s Subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(l)          No Offering Minimum: The Subscriber has been informed by the Company, and understands the significance, of the fact that this Offering is being undertaken on a no minimum basis, and that this means that the Company can accept the Subscriber’s Subscription (i.e. the Subscriber’s investment) and begin using all or part of the Commitment without any guarantee that the Company will ultimately raise the remainder of the funds necessary to allow it to undertake its operations or conduct its business as planned and described in the Offering Circular generally and that the Company may therefore fail and the Subscriber may lose their entire investment.

(m)          Further Considerations:  The Subscriber has fully considered the fact that: (i) the Company has no financial and operating history, (ii) the Units are speculative investments with a high degree of risk of loss, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and the Subscriber may not be possible to liquidate an investment in the Units in case of emergency.

(n)          Subscriber’s Capabilities: The Subscriber is able: (i) to bear the economic risk of this investment, (ii) to hold the Units indefinitely, and (iii) presently to afford a complete loss of this investment; the Subscriber has adequate means of providing for current needs and personal contingencies, has no need for liquidity in this investment.

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(o)          Consent to Allocations: By signing this Agreement, Subscriber hereby specifically consents to the methods set forth in the Operating Agreement and Offering Circular by which allocations of net income, net loss, tax credits and other items are made as an express condition to becoming an Investor Member.

(p)          No Assurances: The Subscriber acknowledges and is aware that there is no assurance as to the future performance of the Company.  Subscriber also acknowledges that there may be certain adverse tax consequences to it in connection with its purchase of the Units, and that the Company has advised Subscriber to seek the advice of experts in such areas prior to making this investment.

(q)          Accuracy of Subscriber’s Financial Information: The information which Subscriber has furnished to the Company with respect to its financial position and business experience, is correct and complete as of the date of signing of this Agreement and, if there should be any material change in such information prior to Company’s acceptance of Subscriber’s Subscription, Investor will furnish such revised or corrected information to the Company.

(r)          No Revocation: The Subscriber is aware that except for any rescission rights that may be provided under applicable laws, it is not entitled to cancel, terminate, or revoke this Subscription, and all agreements made in connection herewith shall survive Subscriber’s death or disability.

The foregoing representations and warranties and undertakings, along with any representations made by the Subscriber in any Investor Questionnaire submitted herewith, or prior hereto (which representations would be incorporated herein by this reference), are made by the Subscriber with the intent that they be relied upon in determining his/her/its suitability as a non-managing member in the Company and the Subscriber hereby agrees that such representations and warranties shall survive its admission to the Company.

The Subscriber hereby warrants and represents that it understand the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date of its purchase of the Units subscribed for herein.  Each such representation and warranty shall survive said purchase.

If more than one person is signing this Agreement, each representation and warranty and undertaking made herein shall be a joint and several representation, warranty or undertaking of each such person.

8.     Indemnity: The representations, warranties and covenants made by the Subscriber herein shall survive the acceptance by the Company of his/her/its Subscription.  The Subscriber acknowledges that he/she/it understands the meaning and legal consequences of the representations and warranties contained in Section 7, and Subscriber hereby agrees to indemnify and hold harmless the Company and its respective officers, directors, managing and non-managing members, employees and agents and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Indemnitee”), from and against any and all losses, claims, demands, damages, judgments, liabilities and expenses (including costs and including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty, or breach, or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the Indemnitees in connection with this Offering) incurred by each such person and/or entity in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such Indemnitee may become subject under the Securities Act, under any statutes, at common law, foreign law or otherwise, insofar as such losses, claims, demands, liabilities and/or expenses: (a) arise out of or are based upon any untrue statement of a fact made by the Subscriber and contained in this Agreement, or (b) arise out of or are based upon any breach by Subscriber of any representation, warranty, or agreement made by Subscriber contained herein or in the Investor Questionnaire, or (c) arise out of the sale/transfer of Units, of the Securities Act, or any other applicable state, federal, or foreign securities law.

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9. Continuing Effect of Representations, Warranties and Acknowledgments: The representations and warranties of Section 7 of this Agreement are true and accurate as of the date of execution of this Agreement and shall be true and accurate as of the date of acceptance of the Subscriber’s subscription, and shall survive the termination of this Offering.  If in any respect such representations, warranties and acknowledgments shall not be true and accurate prior to the date of acceptance or rejection of this subscription, the Subscriber shall give immediate written notice of such fact to the Company, specifying which representations, warranties and acknowledgments are not true and accurate and the reasons therefor.

10. Governing Law; Dispute Resolution; Jurisdiction: This Agreement shall be deemed to have been made and delivered and performed entirely in the State of California and it shall be governed by and construed in accordance with the laws of the State of California.  If any dispute or controversy occurs between the Subscriber and the Company relating to the interpretation, implementation, application, or validity of this Agreement, each party to the dispute or controversy agrees to first attempt a resolution thereof in a non-binding mediation hearing at which individuals with decision-making authority shall attend.  The location of the hearing shall be in Los Angeles County, CA, and the parties shall mutually agree upon the mediator shall be.  If the parties cannot agree within ten days after receipt of the notice of intention to mediate, the mediator will be appointed by the American Arbitration Association (“AAA”) from its pool of licensed attorney mediators and the hearing shall take place at AAA’s offices in Los Angeles County, California.  The costs of the mediator and hearing shall be shared equally by the parties. If the dispute has not been resolved within thirty days of the notice of a desire to mediate, any party may terminate the mediation and proceed to an arbitration hearing to be administered by AAA in accordance with its commercial rules and the Federal Arbitration Act.  Nothing herein shall preclude any party from seeking injunctive relief in a court of competent jurisdiction if the party perceives that without such injunctive relief, serious harm may be done to the party.  The arbitrator(s) may award attorneys’ fees and costs, as well as AAA arbitrator and administrative expenses, relating to the entire matter or any particular issue, in favor of any prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.  Evidence and testimony provided in any mediation and/or arbitration hearing, as well as any decisions of the mediator or arbitrator(s) shall be treated as confidential information.  The Company and the Subscriber: (i) agree that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in a state or federal court in Los Angeles County, California, (ii) waive any objection to venue, and (iii) irrevocably consent to the jurisdiction of a state and federal court in Los Angeles County, California, in any such suit, action or proceeding.  The Company and the Subscriber further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding brought in a state or federal court in Los Angeles County, California, and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

11.     Notices: Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when: (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) upon receipt, if delivered by Federal Express, or (d) e-mailed on the date of such delivery pursuant to the contact information set forth in this Agreement, or provided in writing in the future upon any changes.  If to the Company:

Opening Night Enterprises, LLC
80 W Sierra Madre Blvd., Suite 141

Sierra Madre, CA 91024
e-mail: openingnight@icloud.com
Phone: 626.355.1049

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If to the Subscriber, at the Subscriber’s address provided at the end of this Agreement, or to such other address as may be specified hereafter by written notice from time to time by the party entitled to receive such notice.

12. No Waiver; Modifications in Writing: This Agreement, together with the Offering Circular, Operating Agreement and the other Closing Documents referred to herein sets forth the entire understanding of the parties hereto, and supersedes all prior agreements, arrangements, term sheets, presentations and communications, whether oral or written, with respect to the specific subject matter hereof.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof and no waiver of any right, remedy or benefit hereof, hereunder or arising herefrom shall constitute a future or subsequent such waiver of that or any other right, remedy or benefit hereof, hereunder or arising herefrom.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Subscriber to this Offering.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

13. Acceptance of Subscription: The Company may accept this Subscription at any time for all or any portion of the Units subscribed-for by notifying the Subscriber within a reasonable time thereafter.

14. Cancellation of Accepted Subscriptions: Prior to the termination of the Offering, the Company retains the right and authority to void accepted subscriptions and return the corresponding Commitments under any circumstance. This decision may be made about accepted subscriptions, for example, if new information becomes available concerning the Investor and the Commitment, which concerns the Company in relation to Investor identity verification, sources of funds used by Investors, or new information concerning suitability of the investment for the Investor. As a result of such cancellations, an Investor’s Commitment, in its entirety, will be returned to them promptly upon the decision to reject or otherwise cancel a Commitment.

15. Proxy Vote Power of Attorney: The Subscriber understands that by completing this Agreement and by signing below, the Subscriber is specifically authorizing: (i) The Managing Member Charles Jones II Enterprises, LLC to execute (to whatever extent legally necessary) the Operating Agreement on behalf of the Subscriber; and (ii) Subscriber’s vote to be cast by proxy for the election of Charles Jones II Enterprises, LLC as Manager of Opening Night Enterprises, LLC to whatever extent required (if at all) to the California’s Revised Uniform Limited Liability Company Act.

16. Miscellaneous:

(a)          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Subscription Agreement may be by actual, digital, electronic or facsimile signature.

(b)          All exhibits, schedules and addenda to this Agreement shall be deemed to be a part hereof by this reference.

(c)          Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

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(d)          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(e)          This Agreement is not transferable or assignable by the Subscriber, except as provided for herein.

(f)          The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(g)          None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Subscriber.

(h)          In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions shall be binding with the same effect as if the void or unenforceable part were never part of this Agreement.

(i)           The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(j)          The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(k)           The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(l)          If any recapitalization or other transaction affecting the Units of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Agreement.

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ALL SUBSCRIBERS MUST COMPLETE THE APPLICABLE PARTS OF THE FORMS BELOW

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the ______ day of_______________________, 201___.

x  $500.00 for each Unit     $

Units =
Subscription Amount		Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	___	Individual	7.	___	Trust/Estate/Pension or Profit sharing Plan
					Date Opened:______________
2.	___	Joint Tenants with Right of Survivorship	8.	___	As a Custodian for
					_________________________________________
					Under the Uniform Gift to Minors Act of the State of
					_________________________________________
3.	___	Community Property	9.	___	Married with Separate Property
4.	___	Tenants in Common	10.	___	Keogh
5.	___	Corporation/Partnership/ Limited Liability Company	11.	___	Tenants by the Entirety
6.	___	IRA

YOU MUST COMPLETE THIS SECTION ONLY IF THIS IS AN IRA INVESTMENT OR THE SUBSCRIBER IS NOT GOING TO BE THE REGISTERED OWNER.

Name of Firm (Bank, Brokerage, Custodian):

Account Name:

Account Number:

Representative Name:

Representative Phone Number:

Address:

City, State, Zip:

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EXECUTION BY NATURAL PERSONS

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE THIS PAGE
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE THE NEXT PAGE

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Subscriber

Residence: Number and Street	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

ACCEPTED this ___ day of _________201___, on behalf of the Company.

By:
Name: Charles Jones II Enterprises, LLC
Title: Managing Member

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EXECUTION BY ANY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, LLC, Trust, Etc.)

Name of Entity (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

By:
Name:
Title:
[seal]

Attest:
(If Entity is a Corporation)

Address

ACCEPTED this ____ day of __________ 201___, on behalf of the Company.

By:
Name: Charles Jones II Enterprises, LLC
Title: Managing Member

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SUBSCRIBER QUESTIONNAIRE - ALL SUBSCRIBERS MUST COMPLETE APPLICABLE PORTIONS

INSTRUCTIONS: IF YOU ARE AN ACCREDITED INVESTOR, please check all boxes below which correctly describe you. If you cannot check any of these boxes, complete the representations below regarding your qualification to invest in this Offering, as well as all other information required.

☐	You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase membership interest units in the Company (the “Units”), is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors.

☐	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Units and its underlying securities in excess of $5,000,000.

☐	You are a director or executive officer of the Company.

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☐	You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 (excluding your principal residence) at the time of your subscription for and purchase of the Units.

☐	You are a natural person who had an individual income[1] in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching at least the same income level in the current year.

☐	You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units and whose subscription for and purchase of the Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

IF YOU HAVE NOT CHECKED ONE OF THE BOXES ABOVE, YOUR INITIALS ARE REQUIRED BELOW:

_____     _____   I/We represent that the purchase price, together with any other amounts previously used to purchase Units in this Offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth (or in the case of a Subscriber that is a non-natural person, its revenue or net assets for such Subscriber’s most recently completed fiscal year end).

ALL SUBSCRIBERS: CHECK ALL BOXES BELOW WHICH CORRECTLY DESCRIBE YOU:

With respect to this investment in the Units, your:

Investment Objectives:	☐ Aggressive Growth	☐ Speculation

Risk Tolerance:	☐ Low Risk	☐ Moderate Risk	☐ High Risk

Are you associated with a FINRA Member Firm?    ☐ Yes    ☐ No

Your initials (Subscriber and co-Subscriber, if applicable) are required for each item below:

___	___	I/We understand that this investment is not guaranteed.

___	___	I/We are aware that this investment is not liquid.

___	___	I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of an investment in this offering.

1 For individuals, “income” shall mean your adjusted gross income as reported on your federal tax returns increased by (i) any deduction for long term capital gain, (ii) any deduction for depletion, (iii) any exclusion for interest, and (iv) any losses allocated to you as an individual Unit-holder.

Opening Night Enterprises/Subscription Agreement & Investor Questionnaire/(2019/20)	19

___	___	I/We confirm that this investment is considered “high risk.” (This type of investment is considered high risk due to the inherent risks including lack of liquidity and lack of diversification. Success or failure of offerings such as this Offering is dependent on the corporate issuer of these securities and is outside the control of the investors. While potential loss is limited to the amount invested, such loss of the entirety of the investment is possible.)

The Subscriber hereby represents and warrants that all of its answers to this Subscriber Questionnaire are true as of the date of its execution of the subscription agreement pursuant to which it purchased the Units.

Name of Subscriber [please print]	Name of Co- Subscriber [please print]

Signature of Subscriber (Entities please provide signature of Subscriber’s duly authorized signatory.)	Signature of Co- Subscriber

Name of Signatory (Entities only)

Title of Signatory (Entities only)

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